UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2013

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd, Suite 300, Newark, California 94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 28, 2013, Depomed, Inc. (the “Company”) received a Paragraph IV Certification Notice in accordance with 21 U.S.C.§355(j)(2)(B) from Banner Pharmacaps Inc. (“Banner”) advising the Company of the filing by Banner of an Abbreviated New Drug Application (“ANDA”) with the U.S. Food and Drug Administration (the “FDA”) for a generic version of Zipsor® (diclofenac potassium) 25mg capsules.

Banner’s certification notice sets forth allegations that the U.S. Patent Nos. 6,365,180; 7,662,858; 7,884,095; 7,939,518; and 8,110,606, each of which is listed in the Patent and Exclusivity Information Addendum of the FDA’s publication titled Approved Drug Products with Therapeutic Equivalence Evaluations (commonly known as the Orange Book), are invalid, unenforceable and/or will not be infringed by Banner’s commercial manufacture, use or sale or the drug products described in Banner’s ANDA.

According to Banner’s certification notice, Banner has granted to Watson Laboratories, Inc. the exclusive right to sell, market, distribute, or otherwise commercialize Banner’s ANDA product.

U.S. Patent No. 6,365,180 will expire in 2019. U.S. Patent Nos. 7,662,858; 7,884,095; 7,939,518 and 8,110,606 will expire in 2029.

The Company is evaluating the Paragraph IV Certification Notice received from Banner.  The Company has 45 days to commence a patent infringement lawsuit against Banner that would automatically stay, or bar, the FDA from approving Banner’s ANDA for 30 months or until a district court decision that is adverse to the Company, whichever is earlier.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: July 3, 2013	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel